Exhibit 99.1

Trenwick Group Ltd.                     The LOM Building       Tel 441.292.4985
                                        27 Reid Street         Fax 441.292.4878
                                        Hamilton HM 11
                                        Bermuda

[LOGO] TRENWICK

 Contact: Alan L. Hunte, Executive Vice President and Chief Financial Officer -
          441.292.4985

For Immediate Release

                          Trenwick Group Ltd. Announces
                       Agreement In Principal on Long-Term
                    Restructuring of its Debt Obligations and
                         Sale of its Lloyd's Operations

Hamilton, Bermuda, August 7, 2003...

Trenwick Group Ltd. ("Trenwick")(OTC: TWKGF) stated today that it has entered into a letter of intent with respect to an agreement in principle on a long-term restructuring of Trenwick's debt obligations, the sale of its business operations at Lloyd's, and the runoff of its remaining businesses with (i) the majority of the beneficial holders (the "Senior Noteholders") of the 6.70% Senior Notes (the "Senior Notes") of its wholly owned subsidiary, Trenwick America Corporation ("Trenwick America"), (ii) the steering committee (the "Steering Committee") of the lending institutions (the "Banks") that have issued letters of credit under a senior secured credit facility (the "LoC Facility") on behalf of certain subsidiaries of Trenwick in support of Trenwick's Lloyd's operations, and (iii) a group composed of current members of management of Trenwick's Lloyd's operations (the "Management Team"). Trenwick America did not pay principal and interest on the Senior Notes due on August 1, 2003, which also created an event of default with respect to the LoC Facility and under certain other indebtedness of Trenwick America.

The restructuring will be implemented through various means, including but not limited to the following: (i) the filing by Trenwick and/or one or more of its subsidiaries of Chapter 11 bankruptcy proceedings in the United States and the filing of similar proceedings in Bermuda, Barbados or the United Kingdom, as the case may be; (ii) the

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sale by Trenwick of substantially all of its Lloyd's operations to a company controlled by the Management Team and with capital provided by the Management Team, third-party investors and the Banks and (iii) the retention of third party run-off advisors and the continued runoff or disposition of all of Trenwick's other insurance and reinsurance operations. In light of the foregoing, Trenwick believes that it is unlikely that any of the holders of the shares of Trenwick or of its wholly-owned Bermuda subsidiary, LaSalle Re Holdings Ltd, will receive any return on their investment in the near term if at all.

The terms of the restructuring are subject to the satisfaction of numerous conditions precedent including, but not limited to, the following: (i) approval of the restructuring by the Banks; (ii) negotiation of definitive documentation
(iii) receipt of all requisite regulatory and other approvals in the United States, Bermuda and the United Kingdom; (iv) due diligence by Englefield Capital LLP, the proposed equity sponsor of the Management Team, which has entered into an exclusive negotiation agreement with Trenwick, and (v) approval of any court having jurisdiction over the above-referenced insolvency proceedings.

Background Information

Trenwick is a Bermuda-based specialty insurance and reinsurance underwriting organization with subsidiaries located in the United States, the United Kingdom and Bermuda. Trenwick's operations at Lloyd's, London underwrite specialty insurance as well as treaty and facultative reinsurance on a worldwide basis. Trenwick's United States specialty program business, specialty London market insurance company, Trenwick International Limited, and its United States reinsurance business through Trenwick America Reinsurance Corporation are now in runoff. In 2002, Trenwick sold the in-force business of LaSalle Re Limited, its Bermuda based subsidiary.

Safe Harbor for Forward-Looking Statements

Certain statements made in this press release that are not based on current or historical facts are forward-looking in nature including, without limitation, statements containing words "believes," "anticipates," "plans," "projects," "intends," "expects," "estimates,"

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"predicts," and words of similar import. Such forward-looking statements, including in particular Trenwick's forecast of future results, involve known and unknown risks, assumptions, uncertainties, and other factors disclosed in Trenwick's filings with the Securities and Exchange Commission that may cause actual results, performance, or achievements of Trenwick to differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements. In particular, forecasting of reserves for future losses is based on historical experience and future assumptions. As a result they are inherently subjective and may fluctuate based on actual future experience and changes to current or future trends in the legal, social or economic environment. Trenwick undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.